Exhibit 4.19

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Amendment to the

Business Process Outsourcing Services Agreement And

Statement of Work

Dated March 05, 2008

By and between

MAKEMYTRIP INDIA PRIVATE LIMITED

And

IBM DAKSH BUSINESS PROCESS SERVICES PRIVATE LIMITED

This Eleventh (11th) Amendment Agreement (“Amendment No. 11”) dated November 1, 2012 to the Business Process Outsourcing Services Agreement dated March 05, 2008, First Amendment dated July 16, 2008, Second Amendment dated July 28, 2009, Third Amendment dated November 4, 2009, Fourth Amendment dated December 09, 2010, Fifth Amendment dated December 10, 2010, Sixth Amendment dated December 18, 2010, Seventh Amendment dated April 7, 2011, Eighth Amendment dated October 27, 2011 9th Amendment dated December 29, 2011 and 10th Amendment dated July 4, 2012, thereto and Statement of Work dated March 05, 2008 and Statement of Work for OBT and DH dated January 1, 2012 (collectively referred to as “Agreement”) is made at New Delhi:

By and between:

MakeMyTrip India Private Limited, a Company registered under the Companies Act, 1956 and having its corporate office at 103, Udyog Vihar, Phase I, Gurgaon, 122016 (hereinafter referred to as “MMTL” which expression shall, unless repugnant to or inconsistent with the context, mean and include its successors and permitted assigns), of the ONE PART

And

IBM Daksh Business Process Services Private Limited, a Company registered under the Companies Act, 1956 and having its registered office at Birla Tower, 1st Floor, 25, Barakhamba Road, Connaught Place, New Delhi 110001 (hereinafter referred to as “IBM” which expression shall, unless repugnant to or inconsistent with the context, mean and include its successors and permitted assigns), of the OTHER PART.

WHEREAS MMTL has entered into the Agreement with IBM and both Parties agree to amend the Agreement as mentioned below.

TERMS AND CONDITIONS GOVERNING THIS ADDENDUM

The Parties have agreed to amend and include the following terms and conditions in regard to the Agreement:

The Parties hereby agree to amend the existing Section 2 of Amendment No. 9 dated December 29, 2011 and replace definition of ‘Term’ with the following: :

“Term: The Term of the Business Process Outsourcing Services Agreement will commence as of the Agreement Effective Date and will continue for a period of nine (9) years or the last expiration of any Transaction Document in effect as of the date of such expiration, whichever is later, unless earlier terminated in accordance with the provisions of the Business Process Outsourcing Services Agreement. The Parties may agree to extend the Term of Business Process Outsourcing Services Agreement, on mutually acceptable terms, by exchanging a letter duly signed by the authorized representatives of both Parties before the expiration of Business Process Outsourcing Services Agreement. Each Transaction Document shall set forth the applicable term for that Transaction Document.”

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I.	Delete the existing Section 3 of Amendment No. 9 dated December 29, 2011 and replace it with the following new Section 2:

“The expiration date as stated in the Statement of Work to the Business Process Outsourcing Services Agreement and the Business Process Outsourcing Services Agreement , both dated March 03, 2008, shall be amended to read March 05, 2017”

II.	Delete the existing Section 4 of Amendment No. 9 dated December 29, 2011 and replace it with the following new Section 1:

“Termination for Convenience:

Both IBM and MMTL may elect to terminate the Business Process Outsourcing Services Agreement or any applicable Statement of Work under it, for convenience. Such Termination can only be done by providing six (6) months written notice, in advance to the other Party. Such notice can only be served after six (6) years from the Transaction Effective Date as per the Business Process Outsourcing Services Agreement dated March 05, 2008 after MMTL pays to IBM the following Termination Fee:

Period of Serving Termination Notice	Termination Fee
5th Mar’2014 to 4th Mar’2015	XXXX
5th Mar’2015 to 4th Mar’2016	XXXX
5th Mar’2016 to 4th Mar’2017	XXXX

III.	Amend Point 9.3 of Section 9 of Statement of Work for OBT and DH dated January 1, 2012, as following:

The indicative Ramp up plan to reach additional 180 billable headcounts for OBT and DH Line of Business, depending on forecasts and requirements of MMTL is as follows:

Time Period	Oct.–Dec. 2012	Jan.–Mar. 2013	Apr.- Jun. 2013	Jul.-Sept. 2013	Oct. 2013 Onwards
Existing HC	120	120	120	120	120
Additional /Ramp HC	0	50	100	130	180
Total HC	120	170	220	250	300

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IV.	Add following Clause 10 to Appendix 1 of Amendment No. 2 dated July 28, 2009,:

Parties agrees that any “Escalation” (Refer Definition of Escalation below) from end customer that reaches team supervisor or CD team at IBM and is not handled in a “Reasonable” (Refer Definition of Reasonable below) manner will attract a penalty of XXXX per case provided that the aggregate penalty for all such cases in a month shall not be more than XXXX of the total Monthly Service Revenue of the concerned LOB. Such penalty shall constitute Customer’s sole and exclusive remedy. This penalty will be under the aggregate rewards and liability cap as provided in Clause 1 of Appendix 1 of Amendment No. 2 dated July 28, 2009.

Definition of Escalation: An Escalation will qualify under this clause when there is an Email from the End User to an MMTL executive (Pre-Defined List) complaining about service issues that can be established to be solely attributed to IBM.

Definition of Reasonable: Both IBM & MMT team will discuss each case of such escalation and mutually agree through a governance process (to be agreed between the parties within 30 days of Amendment No. 11 Effective Date) whether appropriate steps were taken by the supervisor or CD team member towards handling the Escalation.

In the event the Parties are unable to agree whether IBM handled a particular Escalation in a Reasonable manner or not within 45 days of initiation of such discussions between the Parties, then notwithstanding anything to the contrary, the same shall be addressed through Section 23 of the Business Process Outsourcing Services Agreement.

V.	Delete and replace Section 2 of Amendment No. 4 dated December 9, 2010 with the following:

1.	A transaction shall be considered loss when the profit booked on it goes in negative due to factors under IBM Daksh’s control.

2.	For Financial year 2012 & financial year 2013 target loss per transaction for each Lob is provided below in Table A.

3.	In case of actual losses per transaction is more than target losses per transaction at an lob level, IBM Daksh shall pay penalties equal to the XXXX of the following two:

a)	Percentage of service billing (as per Table A)

b)	(Actual loss per transaction - Target loss per transaction)* Number of transactions, for that Lob

Table A (all figures below are in INR)

Line of Business	Target loss per transaction	Slab 1	Slab 2	Slab 3	Slab 4	Slab 5
Post Sales India	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX
Post Sales US	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX
Sales US	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX
Sales Ex India	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX
Sales OBT	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX
Dom Holiday	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX
Refunds	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX
Ticketing Ex India	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX
Ticketing India	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX
Ticketing US	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX
Penalty as % of service billing	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX

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Example: If for the financial year 2012 the actual loss per transaction for Post sales Lob is INR 2.70, then the penalty amount shall be calculated as follows:

Service revenue = INR 9 crores

Total number of transaction (for 6 months) = 16 lacs

Target loss per transaction for the lob = XXXX

Actual loss per transaction for the lob = INR 2.70

Total Penalty payable shall be lower of the following:

a)	XXXX (as per slab 3 of Table A) of INR 9 crores = XXXX

b)	(2.70 – XXXX) x 16 lacs = XXXX

Hence the penalty amount payable shall be XXXX

4.	The above adjustment shall be done on annual basis.

Imposition of such penalty shall constitute Customer’s sole and exclusive remedy. This penalty will be under the aggregate rewards and liability cap as provided in Clause 1 of Appendix 1 of Amendment No. 2 dated July 28, 2009.

VI.	Amend Section 5 of Appendix 1 of Amendment 2, dated July 28, 2009, to add following:

1.	MMTL agrees to pay sales performance incentives to IBM basis the following grid

DOM HOLIDAYS		OBT HOLIDAYS		US SALES		Sales Ex-India
GPM Slabs (per month per FTE)	% incentive	GPM Slabs (per month per FTE)	% Incentive	GPM Slabs (per month)	% Incentive	GPM Slabs (per month)	% Incentives
XXXX	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX
XXXX	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX
XXXX	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX
XXXX	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX

Formulae to calculate Incentive for DOM and OBT holidays Lob

= (Actual GPM – Base GPM) * No. of FTEs * %Incentive as per above slab

Formulae to calculate Incentive for Sales Ex India and US Sales Lob

= (Actual GPM – Base GPM) * %Incentive as per above slab

Example 1: If for the month of Feb the actual GPM for DOM/ OBT Lob is INR 115 K, then incentive amount shall be calculated as follows:

Base GPM = XXXX

Actual GPM = INR 115K

No. of FTEs = 50 (illustrative purpose only)

Incentive% as per slab = XXXX

Total Incentive payable (in INR)	= (Actual GPM – Base GPM) * No. of FTEs * %Incentive
= (INR 115K - XXXX) * 50 * XXXX
= XXXX

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Example 2: If for the month of Feb the actual GPM for Sales Ex India is INR 2.1 cr, then incentive amount shall be calculated as follows:

Base GPM = XXXX

Actual GPM = INR 2.1 cr

Incentive% as per slab = XXXX

Total Incentive payable (in INR)	=	(Actual GPM – Base GPM) * %Incentive
	=	(INR 2.1 cr –XXXX) * XXXX
	=	XXXX (i.e. XXXX)

Example 3: If for the month of Feb the actual GPM for US sales is US$ 650K, then incentive amount shall be calculated as follows:

Base GPM = US$ 600K

Actual GPM = XXXX

Incentive% as per slab = XXXX

Total Incentive payable (in INR)	=	(Actual GPM – Base GPM) * %Incentive
	=	US$ 650K –XXXX) * XXXX
	=	XXXX

2.	The gain share grid for DOM Holidays & OBT Holidays business lines will be applicable once the threshold of XXXX conversion for DOM and XXXX conversion for OBT is achieved.

3.	The above reward grid shall be reviewed every year on each anniversary of the contract term. In case both MMT & IBM team mutually agree to amend the same it will be modified accordingly and till the time the new grid is agreed upon, in writing, the exiting grid shall remain in effect.

VII.	Add a new Clause 26 to Business Process Outsourcing Services Agreement to add the following:

MMT agrees that IBM can subcontract or sub source up to XXXX of the total approved agent headcount to a third party vendor. This applies only to the agent headcount and all the support / hierarchy will continue to be IBM employees.

VIII.	This Amendment No. 11 shall be effective from October 1, 2012 (“Amendment No. 11 Effective Date”) and shall be co-existent and co-terminus with the Agreement.

IX.	Except for the amendments provided hereunder, all other terms and conditions of the Agreement, which have not been specifically changed / amended / modified hereunder, shall remain unchanged and continue to be binding between the Parties and the same shall be deemed to be a part of this Amendment No. 11 by reference.

X.	This Amendment No. 11 read together with the Agreement reflects the complete understanding between the Parties. This Amendment No. 11 is incorporated into and deemed to be part of the Agreement.

ACCEPTED AND AGREED TO BY THE FOLLOWING AUTHORISED REPRESENTATIVES OF THE PARTIES:

MakeMyTrip India Private Limited		IBM Daksh Business Process Services Pvt. Ltd.

By:	/s/ Jasmeet Singh	By:	/s/ Gerald Von Kalm

Name:	Jasmeet Singh	Name:	Gerald Von Kalm

Title:	Head — Customer Contact Group	Title:	CFO

Date:	1st Nov 2012	Date:	2 Nov 2012